Exhibit (h)(iii)

FIRST AMENDMENT TO

AMENDED AND RESTATED SERVICES AGREEMENT

FOR TRUST AND REGULATORY GOVERNANCE

This First Amendment (the “Amendment”) to the Amended and Restated Services Agreement for Trust and Regulatory Governance (the “Agreement”) dated as of March 31, 2017 by and between Advisers Investment Trust on behalf of the Funds listed on Schedule A (the “Trust”) and Foreside Management Services, LLC (“Foreside”) is entered into as of April 2, 2018 (the “Effective Date”).

WHEREAS, as of the Effective Date, Foreside will no longer be providing certain trust and regulatory services, and as such the Trust and Foreside desire to amend certain terms and conditions of the Agreement as described more fully below; and

WHEREAS, Section 12(a) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Foreside and Trust hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	To remove the words “the chief executive officer” the second WHEREAS provision of the Agreement is hereby deleted and replaced in its entirety by the following:

WHEREAS, certain of the Federal Securities Laws require the chief financial officer, among other things, to certify accordingly to the requirements of Securities and Exchange Commission Forms N-CSR and N-Q as to the accuracy and validity of the financial statements produced and reported, as well as the effectiveness of internal controls used to generate the information contained in such reports as required by Section 302 of Sarbanes Oxley and Rule 30a-3 of the 1940 Act;

3.

To remove the words “serve as administrator or co-administrator of the Trust” and with other edits, Section 1.3 Fund Governance and Regulatory Oversight Services of the Agreement is hereby deleted and replaced in its entirety by the following:

Foreside will work with the Trust to perform and coordinate certain Fund governance and regulatory oversight services either directly or through working with the Trust’s service Providers as outlined in Schedule D.

4.	To remove the words “Secretary, President” and to clarify that Section 2 has a subsection (a), Section 2 of the Agreement is hereby deleted and replaced in its entirety by the following:

(a) Provision of Fund Officers. Foreside agrees to make available to the Trust 1) a person to serve as the Trust’s Chief Compliance Officer as provided in paragraph (a)(4) of Rule 38a-1, subject to election by the Board, 2) a person to serve as the Trust’s Treasurer or Chief Financial Officer responsible for certifying the accuracy of financial reports through the assessment of financial controls, 3) any other necessary officers, including but not limited to Vice President, Anti-Money Laundering Officer and others. Foreside shall provide an appropriately qualified employee or agent of Foreside (or its affiliates) who, in the exercise of his or her duties to the Trust, shall act in good faith and in the best interests of the Trust. Foreside shall assume sole responsibility for compensating the officers directly.

5.	Schedule D is hereby deleted and replaced in its entirety by the attached Schedule D.

6.	Schedule E is hereby deleted and replaced in its entirety by the attached Schedule E.

7.	Inadvertent legacy “Beacon Hill” references in the Agreement as set forth in Section 2(c), 2(e), Section 10, and Section 11 are hereby deleted and replaced with “Foreside.”

8.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

9.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

ADVISERS INVESTMENT TRUST		FORESIDE MANAGEMENT SERVICES, LLC

By:	/s/ Barbara J. Nelligan	By:	/s/ David M. Whitaker
Name: Barbara J. Nelligan		Name: David M. Whitaker
Title: President		Title: President

FIRST AMENDED SCHEDULE D

FUND GOVERNANCE AND REGULATORY OVERSIGHT SERVICES

Foreside will provide the following services during the term of this Agreement:

Foreside shall perform and coordinate certain business management and governance services either directly or through working with the Trust’s service providers. Foreside shall also review and provide comment during the preparation of Trust documents. While Foreside will use its best efforts to provide guidance and advice under this Agreement, for matters where the Trust is responsible for certain actions, it is expressly agreed and acknowledged that Foreside cannot ensure that the Trust complies with applicable Federal Securities Laws.

Foreside, on behalf of the Trust, shall conduct relations with service providers, including but not limited to, custodians, depositories, transfer agents, fund accountants, accountants, auditors, legal counsel, underwriters, brokers-dealers, corporate fiduciaries, insurers, banks and persons in any other capacity deemed to be necessary or desirable for the Trust’s operations, but shall have no responsibility for supervising the performance by any investment adviser or sub-adviser of its responsibilities.

Foreside shall provide the Board of Trustees of the Trust (hereafter referred to as the “Board”) with such reports as it may reasonably request.

Without limiting the generality of the foregoing, Foreside shall:

•	Review filing amendments to the Funds registration statement and other reports to shareholders.

•	Provide client consultation, product development and business support for new funds, mergers, conversions, and reorganizations.

•	Assist the Fund with monitoring compliance with federal regulations and examinations.

•	Review financial filings and file with the Securities and Exchange Commission.

•	Maintain books and records contemplated through the offering of services under this Agreement or as otherwise mutually agreed upon.

•	Prepare and file registrations and exemptions to affect the sale of Fund shares in various states and jurisdictions.

•

Obtain and maintain the Trust’s fidelity bond and directors and officers/errors and omissions insurance policies at the expense of the Funds and coordinate the fidelity bond filing under Rule 17g-1 with the Securities and Exchange Commission.

Foreside shall perform such other services for the Trust that are mutually agreed upon by the parties from time to time for which the Trust will pay such fees as may be mutually agreed upon, including Foreside’s out-of-pocket expenses.

SECOND AMENDED SCHEDULE E

AMENDED AND RESTATED SERVICES AGREEMENT FOR TRUST AND

REGULATORY GOVERNANCE

SERVICE FEES

Effective as of April 2, 2018

1. Service Fees

For the services provided under this Agreement, the fees shall be based on Schedule A List of Funds:

Annual Base Fee:

$100,000

(In the event IFP commences additional operations in the Trust, both parties will amend the fee schedule above accordingly).

Plus:

Annual Asset-Based Fee:

0.0075% of average daily net assets of the Fund(s)

Foreside shall invoice the Fund for the annual fees in monthly installments, to be paid in arrears by the Trust for the services rendered under the Agreement. If this Agreement is terminated, the portion of the annual fees due for services rendered shall be pro-rated to the date of termination.

2. Out-of-Pocket Expenses, including but not limited to the following:

(a) The out-of-pocket expenses incurred in connection with Foreside’s provision of these services to the Fund including, but not limited to, travel costs for attending Fund-related meetings (e.g., Board meetings, due diligence meetings, etc.); Fund-related telephone charges; printing, copying and mailing costs for Fund-related documents; record retention for Fund-related documents; state and federal regulatory registration and filing fees paid on behalf of any Fund; and

(b) Any other expenses approved by the Board.

Out-of-pocket expenses incurred will be included by Foreside in the invoice.

(Signature Page Follows)

ADVISERS INVESTMENT TRUST	FORESIDE MANAGEMENT SERVICES, LLC

/s/ Barbara J. Nelligan	/s/ David. M. Whitaker
Name: Barbara J. Nelligan Title: President	Name: David. M. Whitaker Title: President